 Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.
Offer to Exchange the Registered Notes Set Forth Below that Have Been Registered Under the Securities Act of 1933, as Amended, for Any and All Outstanding Restricted Notes Set Forth Opposite the Corresponding Registered Notes
Registered/Exchange Notes	Restricted/Original Notes
$1,000,000,000 5.950% Green Senior Unsecured Notes due 2033	$1,000,000,000 5.950% Green Senior Unsecured Notes due 2033
CUSIP/ISIN: 40409AAC4/US40409AAC45	144A CUSIP/ISIN: 40409AAB6/US40409AAB61
Regulation S CUSIP/ISIN: U2444XAC8/USU2444XAC84
PURSUANT TO THE PROSPECTUS DATED        , 2026

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON        , 2026 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC. IN ITS SOLE DISCRETION. TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used by registered holders of outstanding 5.950% Green Senior Unsecured Notes due 2033 (the “Original Notes”) of HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (the “Company”), to accept the exchange offer of the Company (the “Exchange Offer”) made pursuant to the prospectus, dated        , 2026 (the “Prospectus”), if Original Notes are not immediately available or if their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) cannot be delivered to U.S. Bank Trust Company, National Association (the “Exchange Agent”), prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or by mail to the Exchange Agent as set forth below. See “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus. Capitalized terms not defined herein are defined in the Prospectus.
U.S. Bank Trust Company, National Association, as Exchange Agent
By Registered or Certified Mail, Overnight Delivery on or before
5:00 P.M., New York City Time on the Expiration Date:
U.S. Bank Trust Company, National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN 55107-1402
For Information or Confirmation by Telephone Call:
(800) 934-6802
By Email or Facsimile Transmission (for Eligible Institutions only):
Email: cts.specfinance@usbank.com
Facsimile: (651) 466-7367
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal accompanying this Notice.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
Ladies and Gentlemen:
The undersigned hereby tender(s) to HA Sustainable Infrastructure Capital, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.
The undersigned understand(s) that tenders of Original Notes will be accepted only in authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof. The undersigned understand(s) that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Original Notes may also be withdrawn if the Exchange Offer is terminated without any such Original Notes being exchanged thereunder or as otherwise provided in the Prospectus.
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
PLEASE SIGN AND COMPLETE
Aggregate Principal Amount of Original Notes Tendered:

Certificate Nos. of Original Notes (if available):

Check appropriate box below if Original Notes will be tendered by book-entry transfer:
☐	The Depository Trust Company	☐	Euroclear Bank S.A./N.V.	☐	Clearstream Banking S.A.

Account Number:

Dated:

Name(s) of Registered Holder(s):

(Please Print)
Address(es):

(Including Zip Code)
Area Code and Telephone No.:

Signature(s):

Dated:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.
PLEASE PRINT NAME(S) AND ADDRESS(ES)
Name(s):

Capacity:

Address(es):

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) hereby (a) represents that each holder of Original Notes on whose behalf this tender is being made “own(s)” the Original Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Original Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal, together with certificates representing the Original Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.
THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND ORIGINAL NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.
Name of Firm:

Address:

Area Code and Telephone No.:

Authorized Signature:
Please Print Name:
Title:
Date:

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
1.    Delivery of this Notice of Guaranteed Delivery.
A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents is at the election and risk of the tendering holders. The delivery will be deemed made only when actually received or confirmed by the Exchange Agent. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.
2.    Signatures on this Notice of Guaranteed Delivery.
If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the certificates for such Original Notes without any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the holder of such Original Notes, the signature must correspond exactly with the name shown on the security position listing as the holder of such Original Notes.
If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the certificates for the Original Notes or signed as the name of the participant is shown on DTC’s security position listing.
If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuer, submit with the Letter of Transmittal evidence satisfactory to the Issuer of such person’s authority to so act.
3.    Requests for Assistance or Additional Copies.
Questions relating to the procedures for tendering, as well as requests for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery, may be directed to the Exchange Agent at the address and telephone number set forth on the front cover.